Exhibit 99.1

CONTACT:

Graham Smith, Chief Financial Officer	Katherine Calvert, Public Relations
Advent Software, Inc.	Advent Software, Inc.
(415) 543-7696	(415) 645-1853
gsmith@advent.com	kcalvert@advent.com

ADVENT SOFTWARE REPORTS SECOND QUARTER RESULTS

Company Reports Net Revenues of $44.4 million

SAN FRANCISCO – July 20, 2006 – Advent Software, Inc. (NASDAQ: ADVS) today announced its financial results for the second quarter ended June 30, 2006.

RESULTS

The Company reported total net revenues for the second quarter of 2006 of $44.4 million, compared with $43.7 million in the first quarter of 2006, and $40.9 million in the same quarter last year.

Total expenses, including cost of revenues, for the second quarter of 2006 were $43.9 million, compared with $42.6 million in the first quarter of 2006, and $41.6 million in the same quarter last year. Expenses for the second and first quarters of 2006 included $3.5 million and $3.2 million, respectively, of stock-based compensation expense due to the January 1, 2006 implementation of SFAS 123(R).

Net income for the second quarter of 2006 was $1.6 million, compared with $3.4 million in the first quarter of 2006. In the second quarter of 2005, the Company reported net income of $3.9 million, which did not include stock-based compensation expense.

Diluted earnings per share in the second quarter of 2006 was $0.05, compared to $0.11 in the previous quarter. Diluted earnings per share in the second quarter of 2005 was $0.13, and did not include the impact of stock-based compensation expense.

Cash, cash equivalents and short-term investments totaled $97.2 million as of June 30, 2006. This compares to $136.5 million at March 31, 2006. Under the terms of the Board-authorized stock repurchase program announced on April 27, 2006, Advent repurchased 1.6 million shares (of the 2.3 million shares authorized) of the Company’s common stock in the second quarter, for a total outlay of $52.8 million. Cash flow from operations in the second quarter of 2006 was approximately $12.1 million, compared with $9.3 million in the first quarter of 2006 and $8.1 million in the second quarter of 2005.

“We are very pleased to report another strong quarter for Advent, which reflects the ongoing strength and momentum of Advent’s core business,” said Stephanie DiMarco,

Chief Executive Officer. “The robust demand for our industry-leading solutions has allowed us to expand our customer base while investing for growth and managing our costs – positioning Advent for continued leadership in our market.”

SECOND QUARTER HIGHLIGHTS

•                  Expanding Customer Relationships:  Advent signed 89 customer agreements in the second quarter and saw strong demand for its newest platform solution, Advent Portfolio Exchange®, with 18 clients choosing the solution to manage their investment operations needs, including Aronson + Johnson + Ortiz, The Fiduciary Group and the Bedrock Group. The Company also licensed Geneva®, Advent’s premier global investment accounting and portfolio management software, to 11 new customers representing firms from the hedge fund, prime broker and fund administrator market segments.

•                  Continuing Momentum in the Transition to Term:  Demonstrating both the success of the Company’s transition to term licenses and continued acceptance of Advent’s products in the market, Advent signed new term contract bookings in the second quarter totaling $12.9 million with an average term of 3.1 years. This compares with $7.9 million in the first quarter of 2006, marking the highest term bookings quarter since the transition to the term license model began two years ago.

•                  Investing in Innovation:  In the second quarter, the Company released Advent Portfolio Exchange® V. 1.5, which offers expanded scalability and enhanced integration features, marking a significant milestone in the on-going maturation of this next-generation platform. The Company also delivered key enhancements to Geneva®, and 70 percent of the client base has either upgraded to or is currently implementing Geneva® 6.0.

“As our second quarter highlights demonstrate, Advent continues to deliver on our commitment to provide and implement superior and reliable products to the market that help our customers better serve their clients,” continued DiMarco. “Going forward, we will continue to execute on our strategy to strengthen and grow our core business – delivering mission-critical software and services that drive success for the investment management community.”

GUIDANCE

Advent issued the following guidance for Q3 2006:

•                  Revenues are projected to be in the range of $44 million to $46 million. There is no change to full year guidance of $180-$185 million, as term license accounting is causing a significant deferral of revenues to future periods;

•                  Expenses, including cost of revenues, amortization of developed technology and intangibles and stock-based compensation expense, are projected to be in the range of $43.5 million to $44.5 million;

•                  Diluted weighted average shares outstanding will increase by roughly 0.5 percent in the third quarter from the second quarter amount of 31.3 million shares, excluding the impact of any share repurchases.

INVESTOR CALL

Advent Software, Inc. will host its Q2 2006 quarterly earnings conference call at 5:00 p.m.

Eastern time today. To participate via phone, please dial 888-812-3873 and request conference ID #2969726. If you are unable to listen to the call at this time, a replay will be available through midnight, July 27, 2006, by calling 800-642-1687 and referencing conference ID #2969726. The conference call will also be web-cast live, then archived on the Investor Relations page of www.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a multi-national firm, has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in over 60 countries using Advent technology manage investments totaling more than US $12 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

FORWARD LOOKING STATEMENTS

The forward looking statements included in this press release, including financial guidance for the third quarter, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in results and future growth rates, changes in the length of our sales cycles, the successful development and market acceptance of new products and product enhancements, the impact of initiatives by competitors, continued uncertainties and fluctuations in the financial markets, and other risks detailed in Advent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, as amended, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30	December 31
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$97,213	$163,432
Accounts receivable, net	32,854	33,507
Prepaid expenses and other	17,759	12,403

Total current assets	147,826	209,342
Property and equipment, net	19,611	16,009
Goodwill	96,438	94,335
Other intangibles, net	7,183	8,758
Other assets, net	12,801	12,131

Total assets	$283,859	$340,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,751	$3,945
Accrued liabilities	17,079	20,637
Deferred revenues	72,900	64,839
Income taxes payable	1,230	2,801

Total current liabilities	94,960	92,222
Deferred income taxes	822	1,122
Other long-term liabilities	9,396	5,252

Total liabilities	105,178	98,596

Stockholders’ equity:
Common stock	288	311
Additional paid-in capital	317,005	331,530
Accumulated deficit	(147,116)	(95,828)
Accumulated other comprehensive income	8,504	5,966

Total stockholders’ equity	178,681	241,979

Total liabilities and stockholders’ equity	$283,859	$340,575

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Net revenues:
License and development fees	$8,353	$9,634	$17,979	$19,174
Maintenance and other recurring	31,882	26,015	61,586	51,259
Professional services and other	4,125	5,278	8,451	9,883

Total net revenues	44,360	40,927	88,016	80,316

Cost of revenues (1):
License and development fees	338	384	785	640
Maintenance and other recurring	8,242	7,562	15,941	14,637
Professional services and other	5,150	4,392	10,074	8,480
Amortization of developed technology	263	614	657	1,228

Total cost of revenues	13,993	12,952	27,457	24,985

Gross margin	30,367	27,975	60,559	55,331

Operating expenses (1):
Sales and marketing	12,209	10,474	24,351	20,537
Product development	8,815	7,811	16,750	15,767
General and administrative	7,702	7,808	15,648	16,161
Amortization of other intangibles	1,020	1,020	1,999	2,067
Restructuring charges	124	1,520	265	1,603

Total operating expenses	29,870	28,633	59,013	56,135

Income (loss) from operations	497	(658)	1,546	(804)
Interest income and other, net	1,051	4,712	2,397	5,609

Income before income taxes	1,548	4,054	3,943	4,805
Provision for (benefit from) income taxes	(55)	116	(1,062)	130

Net income	$1,603	$3,938	$5,005	$4,675

Net income per share:
Basic	$0.05	$0.13	$0.17	$0.15
Diluted	$0.05	$0.13	$0.16	$0.15

Weighted average shares used to compute net income per share:
Basic	29,847	30,522	30,299	31,267
Diluted	31,332	31,289	31,589	31,947

(1) Includes stock-based employee compensation expense as follows:

Cost of license and development fee revenues	$3	$—	$5	$—
Cost of maintenance and other recurring revenues	239	—	477	—
Cost of professional services and other revenues	202	—	401	—
Total cost of revenues	444	—	883	—

Sales and marketing	1,223	—	2,338	—
Product development	755	—	1,488	—
General and administrative	1,053	—	1,940	—
Total operating expenses	3,031	—	5,766	—

Total stock-based employee compensation expense	$3,475	$—	$6,649	$—